UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 5, 2018
Presidio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2832, New York, NY 10119
(Address of Principal Executive Offices) (Zip Code)
(212) 652-5700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On January 5, 2018, Presidio LLC and Presidio Networked Solutions LLC (together, the “Borrowers”), subsidiaries of Presidio, Inc. (“Presidio”), entered into an Incremental Assumption Agreement and Amendment No. 6 (the “Amendment”) amending that certain Credit Agreement, dated as of February 2, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, including by the Incremental Assumption Agreement and Amendment No. 1, dated May 19, 2015, the Incremental Assumption Agreement and Amendment No. 2, dated February 1, 2016, the Incremental Assumption Agreement and Amendment No. 3, dated May 27, 2016, the Incremental Assumption Agreement and Amendment No. 4, dated January 19, 2017 and the Amendment No. 5, dated August 8, 2017, the “Credit Agreement”), by and among the Borrowers, the guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Amendment, the Borrowers (i) refinanced all $576.6 million in aggregate principal amount of term loans outstanding under the Credit Agreement (the “Existing Term Loans”) and (ii) borrowed $140.0 million in aggregate principal amount of incremental term loans, in each case with new term loans (the “New Term Loans”) under the Credit Agreement. Prior to entering into the Amendment, the Company made a $25.0 million voluntary prepayment on the Existing Term Loans on December 29, 2017.

The Amendment provides, among other things, that the New Term Loans will have an interest rate of LIBOR plus 2.75% (with a LIBOR floor of 1.0%) or base rate plus 1.75% (reduced from the interest rates of LIBOR plus 3.25% or base rate plus 2.25% applicable to the Existing Term Loans), and a maturity date of February 2, 2024 (two years longer than the maturity date of the Existing Term Loans). The New Term Loans were issued at a price equal to 99.75% of their face value.

Proceeds from the New Term Loans were used to (i) refinance all of the Existing Term Loans, (ii) redeem all of the $125.0 million outstanding aggregate principal amount of Presidio Holdings Inc.’s (“Holdings”) 10.25% senior notes due 2023 (the “Senior Notes”), and (iii) pay the redemption premium on the Senior Notes, accrued and unpaid interest, and other fees and expenses payable in connection with the foregoing.
Item 1.02.     Termination of a Material Definitive Agreement
On January 5, 2018, Holdings redeemed all $125.0 million outstanding aggregate principal amount of its Senior Notes issued under that certain Indenture, dated as of February 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among Holdings, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, in accordance with the optional redemption provisions contained in the Indenture.
Item 2.03.    Creation of a Direct Financial Obligation
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01.    Other Events
On January 8, 2018, Presidio issued a press release in connection with the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.
Item 9.01.     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated January 8, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 8, 2018
Presidio, Inc.
By: /s/ Elliot Brecher
Elliot Brecher
Senior Vice President and General Counsel